EXHIBIT 4.7

                             STOCK OPTION AGREEMENT


     AGREEMENT, dated as of February 29, 1996, between GLOBAL TELECOMMUNICATION SOLUTIONS, INC., a Delaware corporation ("Company"), and DAVID TOBIN (the "Employee" or "Grantee").

     WHEREAS, on January 15, 1996, the Board of Directors authorized the employment of the Employee pursuant to the terms of an Employment Agreement dated as of February 29, 1996, and the grant to the Employee of an option to purchase an aggregate of 50,000 of the authorized but unissued or treasury shares of the Common Stock of the Company, $.01 par value ("Common Stock"), on the terms and conditions set forth in this Agreement; and

     WHEREAS, the Employee desires to acquire said option on the terms and conditions set forth in this Agreement;

     IT IS AGREED:

     1. The Company hereby grants to the Employee the right and option to purchase all or any part of an aggregate of 50,000 shares of the Common Stock on the terms and conditions set forth herein ("Option"). Said Option is a non-qualified stock option not intended to qualify under any section of the Internal Revenue Code of 1986, as amended, and is not granted under any plan, including the Company's 1994 Performance Equity Plan ("Plan").

Certain terms used herein, however, are defined under the Plan.

     2. The purchase price of each share of Common Stock subject to the Option ("Option Shares") shall be $6.125.

     3. (a) This Option is exercisable, subject to the terms and conditions of this Agreement, as follows: (i) options to purchase 33-1/3% of the Option Shares shall be exercisable on or after February 28, 1997; (ii) options to purchase an additional 33-1/3% of the Option Shares shall be exercisable on and after February 28, 1998, and (iii) options to purchase





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the remaining  33-1/3% of the options  shares shall be  exercisable on and after
February 28, 1999. After a portion of the options become exercisable, it shall remain exercisable, except as otherwise provided herein, for a period of five years from the date of vesting ("Exercise Period"). The Option may be exercised, except as provided in subparagraph (b), below, only if the Employee at the time of exercise is employed by the Company or a wholly-owned subsidiary thereof and shall have been so employed continuously since the date of this Agreement.

     (b) If the Employee's employment with the Company terminates for any reason prior to the time that the Option has been fully exercised, the portion of the Option not yet exercisable on the date of termination of employment and the portion of the Option which is exercisable on the date of termination of employment shall immediately expire; provided, however, that (i) if the Employee's employment is terminated by reason of the Employee's Disability (as such term is defined under the Plan), the Option shall become fully vested and exercisable and may be exercised by the Employee for a period of one year from the date of such termination or until the expiration of the Exercise Period, whichever is shorter; (ii) in the event of the death of the Employee while in the employment of the Company, the Option shall become fully vested and exercisable by the legal representative of the estate or by the legatee of the Employee under the will of the employee for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever is shorter; and (iii) in the event the Employee is terminated without cause or due to Normal Retirement (as such term is defined under the Plan), then the portion of the Option that has vested by the date of such termination of employment may be exercised for a period of one year from the date of such termination of employment or until the expiration of the Exercise Period, whichever is shorter.

     (c) The Option shall not be assignable or transferable except in the event of the death of the Employee, by will or by the laws of descent and distribution. No transfer of the Option by the Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.




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     4. The  Employee  shall not have any of the  rights of a  stockholder  with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

     5. In the event of a reorganization, recapitalization, reclassification, stock split or exchange, stock dividend, combination of shares, or any other similar change in the Common Stock of the Company as a whole, the Board of Directors of the Company shall make such equitable, proportionate adjustments, if any, as it deems appropriate in the number and kind of shares covered by the Option and in the option price thereunder, in order to preserve the Employee's proportionate interest in the Company and to maintain the aggregate option price; provided, however, that upon the dissolution or liquidation of the Company, or upon any merger, consolidation or other form of reorganization, or upon the sale of all or substantially all of the Company's assets, the Option may be terminated by the Company or its successor and be of no further effect.

     6. The Company hereby represents and warrants to the Employee that the Option Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

     7. The Employee hereby represents and warrants to the Company that he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view to the distribution thereof.

     8. Anything in this Agreement to the contrary notwithstanding, the Employee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the Securities Act of 1933 ("Act"), or in the event that they are not so registered, unless (a) an exemption from the Act is available thereunder, and (b) the Employee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such opposed transfer to be so exempt.





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     9. The  Company  hereby  grants to  Employee  the right to have the  Option
Shares registered on any registration statement on Form S-8 or any amendment thereto filed by the Company, during the period in which Employee is employed by the Company or by any subsidiary thereof. Notwithstanding the foregoing, the Company shall have no obligation hereunder in connection with any registration statement or amendment thereto unless the Employee provides to the Company information with respect to his ownership of Option Shares, manner of proposed disposition and such other matters as the Company shall reasonably request for disclosure in the registration statement or any amendment thereto.

     10. In the event of a "Change in Control" of the Company, as defined in the Plan, then the option vesting periods hereunder shall be accelerated, the Option will immediately and entirely vest, and the Employee will have the right to immediately purchase all Option Shares on the terms set forth in this Agreement.

     11. The Employee hereby acknowledges that:

     (a) All reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 within the last 12 months have been made available to the Employee for his inspection.

     (b) If he exercises the Option, he must bear the economic risk of the investment in the Option Shares for an indefinite period of time because the Option Shares will not have been registered under the Act and cannot be sold by him unless they are registered under the Act or an exemption therefrom is available thereunder.

     (c) In his position with the Company, he has had both the opportunity to ask questions of and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to subparagraph (a) above.




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     (d) The Company  shall place stop transfer  orders with its transfer  agent against the transfer of the Option Shares in the absence of registration under the Act or an exemption therefrom.

     (e) The certificates evidencing the Option Shares shall bear the following legends:

                    "The  Shares  represented  by  this  certificate  have  been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                    "The  shares  represented  by  this  certificate  have  been acquired pursuant to a Stock Option Agreement, dated as of February 29, 1996, a copy of which is on file with the Company, and may not be transferred, pledged or disposed or except in accordance with the terms and conditions thereof."


     12. Subject to the terms and conditions of the Agreement, the Option may be exercised by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the Option and the number of Option Shares in respect to which it is being exercised, shall contain a representation and agreement by the person or persons so exercising the Option that the Option Shares are being purchased for investment and not with a view to the distribution or resale thereof, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of the Option Shares. Payment of the purchase price shall be made in cash or by check, bank draft or money order payable to the order of the Company or, with the Company's consent, by using Common Stock of the Company or another means of "cashless exercise" approved by the Company. The Company shall issue a certificate or certificates evidencing the Option Shares as soon as practicable after the notice and payment is received. The certificate or certificates evidencing the Option Shares shall be registered in the name of the person or persons so exercising the Option.





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     13.  All  notices,  requests,  deliveries,   payments,  demands  and  other
communications which are required or permitted to be given under this Agreement shall be in writing and shall either be delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below, or to such other address as either shall have specified by notice in the writing to the other, and shall be deemed duly given hereunder when so delivered or mailed, as the case may be.

     14. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

     15. This Agreement constitutes the entire agreement between the parties with respect to the subject matter thereof.

     16. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.





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



                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

GLOBAL TELECOMMUNICATION
 SOLUTIONS, INC.
                                    Address:          40 Elmont Road
                                                      Elmont, New York 11003


By: /s/ Shelly Finkel
--------------------------------


OPTIONEE:

                                    Address:          507 Baird Road
                                                      Merion, PA 19066


/s/ David Tobin
-------------------------------
DAVID TOBIN





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                                                       EXHIBIT A

                      FORM OF NOTICE OF EXERCISE OF OPTION



Global Telecommunication Solutions, Inc.
40 Elmont Road
Elmont, New York 11003

Attention:  The Board of Directors

                           Re:      Purchase of Option Shares


Gentlemen:

                  In accordance with my Stock Option Agreement dated as of February 29, 1996 with Global Telecommunication Solutions, Inc. (the "Company"), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company's common stock, par value $.01 per share ("Common Stock").

                  As payment for my shares, enclosed is (check and complete applicable box[es]):

               |_| a [personal check] [certified check] [bank check] payable to the order of "Global Telecommunication Solutions, Inc." in the sum of $_________;


               |_|  confirmation   of   wire   transfer   in   the   amount   of
                    $_____________; and/or


               |_| with the consent of the Company, a certificate for _________ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a market value (based on the last sale price of a share of Common Stock on the last complete trading day prior to surrender) of $---------.


               |_| with the consent of the Company, by surrender of a portion of my Option having a value of $_____________ (based on the last sale price of a share of Common Stock on the last complete trading day prior to surrender).









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



                  I hereby represent and warrant to, and agree with, the Company that:

               (i) I am acquiring the Option and shall acquire the Option Shares for my own account, for investment, and not with a view towards the distribution thereof;

               (ii) I have received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

               (iii)I  understand  that I must  bear  the  economic  risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

               (iv) I agree  that I will  not  sell,  transfer  by any  means or otherwise dispose of the Option Shares acquired by me hereby except in accordance with Company's policy, if any, regarding the sale and disposition of securities owned by employees and/or directors of the Company;

               (v) in my position with the Company, I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

               (vi) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

               (vii)the  certificates  evidencing  the Option  Shares shall bear the following legends:

                    "The  shares  represented  by  this  certificate  have  been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

               "The shares represented by this certificate have been acquired pursuant to a Stock Option

               Agreement, dated as of February 29, 1996, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

     Kindly forward to me my certificate at your earliest convenience.

Very truly yours,


                                       ----------------------------------------

-----------------------------          ----------------------------------------
(Signature)                                             (Address)
-----------------------------
(Print Name)
                                       -----------------------------
                                          (Social Security Number)

Date:_____________________





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